SCHEDULE 14A
(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the registrant [   ]

Filed by a party other than the registrant [X]

Check the appropriate box:

[   ]           Preliminary Proxy Statement
[   ]           Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[   ]           Definitive Proxy Statement
[   ]           Definitive Additional Materials
[X]           Soliciting Material Under Rule 14a-12

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LANCASTER COLONY CORPORATION
(Name of Registrant as Specified in Its Charter)
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BARINGTON COMPANIES EQUITY PARTNERS, L.P.
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)
_____________________________________________________________________________

Payment of Filing Fee (Check the appropriate box):

[X]           No fee required.

[   ]           Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

(2)  Aggregate number of securities to which transaction applies:

(3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

(5)  Total fee paid:

[   ]           Fee paid previously with preliminary materials.

[   ]           Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount Previously Paid:

(2)  Form, Schedule or Registration Statement No.:

(3)  Filing Party:

(4)  Date Filed:

Barington Capital Group, L.P.
888 Seventh Avenue
New York, New York 10019

September 17, 2007

John B. Gerlach, Jr.
Chairman of the Board, Chief Executive
  Officer and President
Lancaster Colony Corporation
37 West Broad Street
Columbus, Ohio 43215

Dear Mr. Gerlach:

Barington Capital Group, L.P. invested in Lancaster Colony Corporation because we are convinced that the Company is undervalued and has the potential to deliver considerably stronger returns to shareholders.  It is our belief that the Company has been needlessly suffering as a result of the failure of its management team to promptly initiate the cost cuts, strategic divestitures and improvements to the Company’s capital and corporate structure that we recommended to you almost a year and a half ago.

As a significant shareholder of the Company, we find Lancaster’s disappointing share price performance, decreasing profitably and poor record in the area of corporate governance to be entirely unacceptable and eroding value for the public shareholders of the Company.  While we have called on the Lancaster Board to take action, we lack confidence in the ability (or desire) of the Board to ensure that the interests of the Company’s public shareholders are addressed.  Even a cursory review of the Board reveals the presence of longstanding business and social ties between a number of the directors and the Gerlach family.  We intend to bring such information to the attention of the Company’s shareholders, which we believe seriously calls into question the independence of these directors from you.

The Lancaster Board also suffers from having had little director turnover.  The Company does not maintain term limits for directors and is in the practice of waiving its policy that no director may stand for reelection after attaining the age of 75.  As a result, the average tenure of the Company’s directors is over 14.5 years, with five of the Company’s nine directors having served on the Board for 16 years or more.  It is therefore not a surprise to us that the Company has received a “High” governance risk assessment rating from The Corporate Library this year.  As stated in The Corporate Library’s March 2007 report on the Company:

“A CEO/Chairman who is also part of the family that dominates Lancaster Colony, combined with the presence of a number of aging and long-tenured directors, are clear indicators of potential weaknesses in the areas of management entrenchment and excessive management/board alignment…”

We lack faith in the ability of the Board to improve shareholder value based on its track record to date.  Seven of the Company’s nine directors have presided over the Company for almost nine years.  Over this time period, the Company has significantly underperformed the market, as indicated in the table below:

Share Price Performance Over Nine Year Tenure of Board
(11/16/98 - 9/14/07)
Lancaster Colony Corporation	26.5%
Russell 2000 Index	100.7%
Standard & Poor’s Midcap 400 Index	148.7%

It is difficult for us to believe that the Company’s current directors are capable of maximizing shareholder value in light of the fact that they have clearly failed to do so for such a long period of time.

Finally, it is our belief that the Lancaster Board has to be held accountable for the Company’s poor record in the area of corporate governance.  According to Institutional Shareholder Services, over 72% of the companies in the Standard & Poor’s 400 Index currently outperform the Company in the area of corporate governance.  The Board has the ability to cause the Company to change its corporate governance landscape if it desired.  It appears, however, that the Board is content with the numerous defensive measures that Lancaster has in place that not only facilitate the entrenchment of the Company’s directors and executive officers but also minimize the influence that shareholders (other than yourself) are capable of having on the Company they own.1

In light of the foregoing, we lack confidence in the Board’s ability to improve shareholder value and faithfully uphold the interests of the Company’s public shareholders.  We therefore intend to nominate alternative candidates for election to the Board at the Company’s 2007 Annual Meeting of Shareholders.

Sincerely,

/s/ James A. Mitarotonda

James A. Mitarotonda

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1 We summarized a number of these defensive measures in our June 22, 2007 letter to the Board.  Such measures include (a) a staggered board of directors, (b) a “poison pill” rights plan with a 15% trigger that was adopted without shareholder approval, (c) the ability of the Board to add directors without shareholder approval, and (d) provisions in the Company’s articles of incorporation that (i) deny shareholders the right to cumulate their votes in the election of directors, (ii) require that shareholders obtain Board or shareholder approval prior to acquiring 20%, 33% and 50% ownership thresholds in the Company and (iii) establish an 80% supermajority voting requirement to approve certain business combinations, effectively giving the Gerlach family, which owns approximately 26% of the Company’s common stock, the ability to block such transactions.

*     *     *     *     *

Barington Companies Equity Partners, L.P. (“Barington”) intends to make a preliminary filing with the Securities and Exchange Commission (the “SEC”) of a proxy statement and an accompanying WHITE proxy card to be used to solicit votes for the election of its nominees at the 2007 Annual Meeting of Shareholders of Lancaster Colony Corporation, an Ohio corporation (the “Company”).

The following persons, which have joined with Barington in filing a Statement on Schedule 13D with respect to the Company’s common stock, are anticipated to be, or may be deemed to be, participants in any such proxy solicitation:  Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC, Barington Investments, L.P., Barington Companies Advisors, LLC, Benchmark Opportunitas Fund plc, Barington Offshore Advisors, LLC, Barington Companies Offshore Fund, Ltd., Barington Offshore Advisors II, LLC, Barington Capital Group, L.P., LNA Capital Corp., James A. Mitarotonda, RJG Capital Partners, L.P., RJG Capital Management, LLC, Ronald Gross, D.B. Zwirn Special Opportunities Fund, L.P., D.B. Zwirn Special Opportunities Fund, Ltd., HCM/Z Special Opportunities LLC, D.B. Zwirn & Co., L.P., DBZ GP, LLC, Zwirn Holdings, LLC and Daniel B. Zwirn.

BARINGTON STRONGLY ADVISES ALL SHAREHOLDERS OF THE COMPANY TO READ SUCH PROXY STATEMENT WHEN IT IS AVAILABLE BECAUSE IT WILL CONTAIN IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THE PROXY SOLICITATION.  SUCH PROXY STATEMENT, WHEN FILED, AND ANY OTHER RELEVANT DOCUMENTS WILL BE AVAILABLE AT NO CHARGE ON THE SEC'S WEB SITE AT HTTP://WWW.SEC.GOV.  IN ADDITION, SHAREHOLDERS MAY ALSO OBTAIN A COPY OF THE PROXY STATEMENT, WHEN FILED, WITHOUT CHARGE, BY CONTACTING BARINGTON’S PROXY SOLICITOR, MACKENZIE PARTNERS, INC., AT ITS TOLL-FREE NUMBER: (800) 322-2885 OR PROXY@MACKENZIEPARTNERS.COM.

INFORMATION REGARDING THE DIRECT OR INDIRECT INTERESTS OF CERTAIN PERSONS ANTICIPATED TO BE, OR WHO MAY BE DEEMED TO BE, PARTICIPANTS IN SUCH POTENTIAL PROXY SOLICITATION IS AS FOLLOWS:

As of September 14, 2007, Barington Companies Equity Partners, L.P. beneficially owns an aggregate of 490,416 shares of Common Stock, representing approximately 1.62% of the shares of Common Stock presently outstanding based upon the 30,361,000 shares of Common Stock reported by the Company to be issued and outstanding as of August 20, 2007 in its Form 10-K/A filed with the SEC on August 31, 2007 (the “Issued and Outstanding Shares”).

As of September 14, 2007, Barington Investments, L.P. beneficially owns 225,992 shares of Common Stock, representing approximately 0.74% of the Issued and Outstanding Shares.  As of September 14, 2007, Benchmark Opportunitas Fund plc beneficially owns 36,166 shares of Common Stock, representing approximately 0.12% of the Issued and Outstanding Shares.  As of September 14, 2007, Barington Companies Offshore Fund, Ltd. beneficially owns 825,446 shares of Common Stock, representing approximately 2.72% of the Issued and Outstanding

Shares.  As the general partner of Barington Companies Equity Partners, L.P., Barington Companies Investors, LLC may be deemed to beneficially own the 490,416 shares of Common Stock beneficially owned by Barington Companies Equity Partners, L.P., representing approximately 1.62% of the Issued and Outstanding Shares.  As the general partner of Barington Investments, L.P., Barington Companies Advisors, LLC may be deemed to beneficially own the 225,992 shares of Common Stock beneficially owned by Barington Investments, L.P., representing approximately 0.74% of the Issued and Outstanding Shares.  As the investment advisor to Benchmark Opportunitas Fund plc, Barington Offshore Advisors, LLC may be deemed to beneficially own the 36,166 shares of Common Stock beneficially owned by Benchmark Opportunitas Fund plc, representing approximately 0.12% of the Issued and Outstanding Shares.  As the investment advisor to Barington Companies Offshore Fund, Ltd., Barington Offshore Advisors II, LLC may be deemed to beneficially own the 825,446 shares of Common Stock beneficially owned by Barington Companies Offshore Fund, Ltd., representing approximately 2.72% of the Issued and Outstanding Shares.  As the majority member of Barington Companies Investors, LLC, Barington Companies Advisors, LLC, Barington Offshore Advisors, LLC and Barington Offshore Advisors II, LLC, Barington Capital Group, L.P. may be deemed to beneficially own the 490,416 shares of Common Stock beneficially owned by Barington Companies Equity Partners, L.P., the 225,992 shares of Common Stock beneficially owned by Barington Investments, L.P., the 36,166 shares of Common Stock beneficially owned by Benchmark Opportunitas Fund plc and the 825,446 shares of Common Stock beneficially owned by Barington Companies Offshore Fund, Ltd., constituting an aggregate of 1,578,020 shares, representing approximately 5.20% of the Issued and Outstanding Shares.  As the general partner of Barington Capital Group, L.P., LNA Capital Corp. may be deemed to beneficially own the 490,416 shares of Common Stock beneficially owned by Barington Companies Equity Partners, L.P., the 225,992 shares of Common Stock beneficially owned by Barington Investments, L.P., the 36,166 shares of Common Stock beneficially owned by Benchmark Opportunitas Fund plc and the 825,446 shares of Common Stock beneficially owned by Barington Companies Offshore Fund, Ltd., constituting an aggregate of 1,578,020 shares of Common Stock, representing approximately 5.20% of the Issued and Outstanding Shares. As the sole stockholder and director of LNA Capital Corp., James A. Mitarotonda may be deemed to beneficially own the 490,416 shares of Common Stock beneficially owned by Barington Companies Equity Partners, L.P., the 225,992 shares of Common Stock beneficially owned by Barington Investments, L.P., the 36,166 shares of Common Stock beneficially owned by Benchmark Opportunitas Fund plc and the 825,446 shares of Common Stock beneficially owned by Barington Companies Offshore Fund, Ltd., constituting an aggregate of 1,578,020 shares of Common Stock, representing approximately 5.20% of the Issued and Outstanding Shares.  Mr. Mitarotonda has sole voting and dispositive power with respect to the 490,416 shares of Common Stock beneficially owned by Barington Companies Equity Partners, L.P., the 225,992 shares of Common Stock beneficially owned by Barington Investments, L.P., the 36,166 shares of Common Stock beneficially owned by Benchmark Opportunitas Fund plc and the 825,446 shares of Common Stock beneficially owned by Barington Companies Offshore Fund, Ltd.  Mr. Mitarotonda disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein.

As of September 14, 2007, RJG Capital Partners, L.P. beneficially owns 6,300 shares of Common Stock, representing approximately 0.02% of the Issued and Outstanding Shares.  As the general partner of RJG Capital Partners, L.P., RJG Capital Management, LLC may be deemed to beneficially own the 6,300 shares beneficially owned by RJG Capital Partners, L.P., representing approximately 0.02% of the Issued and Outstanding Shares.  As the managing member of RJG Capital Management, LLC, which in turn is the general partner of RJG Capital Partners, L.P., Ronald J. Gross may be deemed to beneficially own the 6,300 shares beneficially owned by RJG Capital Partners, L.P., representing approximately 0.02% of the Issued and Outstanding Shares.  Mr. Gross has sole voting and dispositive power with respect to the 6,300 shares beneficially owned by RJG Capital Partners, L.P. by virtue of his authority to vote and dispose of such shares.  Mr. Gross disclaims beneficial ownership of any such shares except to the extent of his pecuniary interest therein.

As of September 14, 2007, D.B. Zwirn Special Opportunities Fund, L.P. beneficially owns 34,592 shares of Common Stock, representing approximately 0.11% of the Issued and Outstanding Shares.  As of September 14, 2007, D.B. Zwirn Special Opportunities Fund, Ltd. beneficially owns 67,501 shares of Common Stock, representing approximately 0.22% of the Issued and Outstanding Shares.  As of September 14, 2007, HCM/Z Special Opportunities LLC beneficially owns 7,908 shares of Common Stock, representing approximately 0.03% of the Issued and Outstanding Shares.

As the manager of D.B. Zwirn Special Opportunities Fund, L.P., D.B. Zwirn Special Opportunities Fund, Ltd. and HCM/Z Special Opportunities LLC, D.B. Zwirn & Co., L.P. may be deemed to beneficially own the 34,592 shares of Common Stock beneficially owned by D.B. Zwirn Special Opportunities Fund, L.P., the 67,501 shares of Common Stock beneficially owned by D.B. Zwirn Special Opportunities Fund, Ltd. and the 7,908 shares of Common Stock beneficially owned by HCM/Z Special Opportunities LLC, constituting an aggregate of 110,001 shares, representing approximately 0.36% of the Issued and Outstanding Shares.  As general partner of D.B. Zwirn & Co., L.P., DBZ GP, LLC may be deemed to beneficially own the 34,592 shares of Common Stock beneficially owned by D.B. Zwirn Special Opportunities Fund, L.P., the 67,501 shares of Common Stock beneficially owned by D.B. Zwirn Special Opportunities Fund, Ltd. and the 7,908 shares of Common Stock beneficially owned by HCM/Z Special Opportunities LLC, constituting an aggregate of 110,001 shares, representing approximately 0.36% of the Issued and Outstanding Shares.  As the managing member of DBZ GP, LLC, Zwirn Holdings, LLC may be deemed to beneficially own the 34,592 shares of Common Stock beneficially owned by D.B. Zwirn Special Opportunities Fund, L.P., the 67,501 shares of Common Stock beneficially owned by D.B. Zwirn Special Opportunities Fund, Ltd. and the 7,908 shares of Common Stock beneficially owned by HCM/Z Special Opportunities LLC, constituting an aggregate of 110,001 shares, representing approximately 0.36% of the Issued and Outstanding Shares.  As the managing member of Zwirn Holdings, LLC, Daniel B. Zwirn may be deemed to beneficially own the 34,592 shares of Common Stock beneficially owned by D.B. Zwirn Special Opportunities Fund, L.P., the 67,501 shares of Common Stock beneficially owned by D.B. Zwirn Special Opportunities Fund, Ltd. and the 7,908 shares of Common Stock beneficially owned by HCM/Z Special Opportunities LLC, constituting an aggregate of 110,001 shares, representing approximately 0.36% of the Issued and Outstanding Shares.  Mr. Zwirn has sole voting and dispositive power with respect to the 34,592 shares of Common Stock beneficially owned by D.B. Zwirn Special Opportunities Fund, L.P., the 67,501 shares of Common Stock beneficially owned by D.B. Zwirn Special Opportunities Fund, Ltd. and the 7,908 shares of Common Stock beneficially owned by HCM/Z Special Opportunities LLC.  Mr.

Zwirn disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein.

The persons listed above do not believe that certain of the foregoing information is called for by the Items of Schedule 14A and are disclosing it for supplemental informational purposes only.  Information with respect to each of the persons is given solely by such person and no person shall have responsibility for the accuracy or completeness of information supplied by another person.

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